UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

March 31, 2016

____________________________

 Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501		11-3797644
(Commission File Number)		(IRS Employer Identification No.)

5435 Balboa Boulevard, Suite 202
Encino, CA 91316
(Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016, Scott Ogilvie resigned as a member of the Registrant’s Board of Directors (the “Board”).

On March 31, 2016, the Board, pursuant to authority granted under the Registrant’s Bylaws, appointed Chad J. Cooper to fill the newly created vacancy.

Mr. Cooper is the CEO of Digital Offering, a technology-driven merchant bank. He has more than 15 years’ experience in the investment banking and capital markets industry.  From 2002-2011, Mr. Cooper worked at Roth Capital Partners, where he ultimately became a Partner and the Director of Institutional Sales. Mr. Cooper also manages DO Capital Management, a family office that actively invests personal assets in micro-cap and small-cap companies. Mr. Cooper currently sits on the Board of Directors of ARI Network Services, Inc., (NASDAQ:ARIS), YouMail, Inc., and Wings for Crossover, a 501(c)3 non-profit organization. Mr. Cooper has a B.A. in International Relations from the University of Southern California, and an M.B.A. From Georgetown University.

On April 6, 2016, the registrant issued a press release entitled Research Solutions Appoints Chad Cooper to Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release entitled “Research Solutions Appoints Chad Cooper to Board of Directors” dated April 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: April 6, 2016	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer